Exhibit 99.1

Off-Centered Way LLC and

Subsidiaries

Consolidated Financial Report

December 31, 2018 and 2017

Contents

Independent auditor’s report	1-2

Financial statements

Consolidated balance sheets	3

Consolidated statements of income	4

Consolidated statements of changes in members’ equity	5

Consolidated statements of cash flows	6

Notes to consolidated financial statements	7-12

Independent Auditor’s Report

To the Board of Directors

Off-Centered Way LLC and Subsidiaries

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Off-Centered Way LLC and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2018, the related consolidated statements of income, changes in members’ equity and cash flows for the year then ended, and the related consolidated notes to the financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Off-Centered Way LLC and its subsidiaries as of December 31, 2018, the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The consolidated financial statements of the Company, as of and for the year ended December 31, 2017, were audited by other auditors whose report, dated April 30, 2018, expressed an unmodified opinion on those statements.

Blue Bell, Pennsylvania

April 4, 2019

Off-Centered Way LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2018 and 2017

	2018	2017
Assets

Current assets:
Cash	$18,524,113	$15,069,106
Accounts receivable, net	6,178,863	6,847,293
Inventories, net	9,449,128	10,355,002
Prepaid expenses and other current assets	711,978	382,738

Total current assets	34,864,082	32,654,139

Property, plant and equipment:
Building and improvements	35,866,592	$33,619,106
Brewery, distillery and food preparation equipment	88,406,014	86,981,270
Office equipment and furniture	3,263,383	3,200,333
Vehicles	387,494	387,494

	127,923,483	124,188,203
Less accumulated depreciation	(45,226,225)	(38,213,647)

	82,697,258	85,974,556
Land	5,209,079	5,209,079
Equipment held for sale	104,000	—
Construction in progress	3,698,671	1,827,075

Property, plant and equipment, net	91,709,008	93,010,710

Other assets
Due from related party	186,399	196,560

Total assets	$126,759,489	$125,861,409

Liabilities and Members’ Equity

Current liabilities:
Accounts payable	6,102,990	4,329,909
Accrued expenses	1,947,606	1,788,602
Accrued compensation	1,134,471	3,476,337
Gift certificates	162,387	148,495
Notes payable	19,985,378	23,982,403

Total current liabilities	29,332,832	33,725,746

Members’ equity	97,426,657	92,135,663

Total liabilities and members’ equity	$126,759,489	$125,861,409

See notes to consolidated financial statements.

Off-Centered Way LLC and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2018 and 2017

	2018	2017
Sales	$110,205,483	$111,796,286

Cost of sales	56,510,773	55,589,193

Gross profit	53,694,710	56,207,093

Selling expenses	13,937,328	12,850,440
Operating expenses	17,051,259	18,066,867
Depreciation and amortization expense	8,222,044	7,919,678
Loss (gain) on asset disposal	590,868	(130,645)

Income from operations	13,893,211	17,500,753

Other income (expense):
Other income	—	5,841
Interest expense	(601,818)	(409,321)

Total other expense, net	(601,818)	(403,480)

Net income	$13,291,393	$17,097,273

See notes to consolidated financial statements.

Off-Centered Way LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Equity

Years Ended December 31, 2018 and 2017

Members’ Equity
Balance, January 1, 2017	$84,479,429
Net income	17,097,273
Capital contributions	581,192
Distributions to members	(10,022,231)

Balance, December 31, 2017	92,135,663
Net income	13,291,393
Distributions to members	(8,000,399)

Balance, December 31, 2018	$97,426,657

See notes to consolidated financial statements.

Off-Centered Way LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2018 and 2017

	2018	2017
Cash flows from operating activities:
Net income	$13,291,393	$17,097,273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,222,044	7,919,678
Loss (gain) on disposal of assets	590,868	(130,645)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	668,430	(627,057)
Inventories	905,874	(2,807,702)
Prepaid expenses and other current assets	(329,240)	38,651
Increase (decrease) in:
Accounts payable	1,773,081	1,494,017
Accrued expenses	159,004	428,275
Accrued compensation	(2,341,866)	1,574,714
Gift certificates	13,892	23,260

Net cash provided by operating activities	22,953,480	25,010,464

Cash flows from investing activities:
Proceeds from sales of property and equipment	42,411	166,646
Acquisition of property and equipment	(7,550,646)	(9,348,576)

Net cash used in investing activities	(7,508,235)	(9,181,930)

Cash flows from financing activities:
Accounts receivable due from members	—	2,694,288
Due from related party	10,161	(194,860)
Payments on notes payable	(4,000,000)	(4,000,000)
Capital contributions	—	581,192
Distributions to members	(8,000,399)	(10,022,231)

Net cash used in financing activities	(11,990,238)	(10,941,611)

Net increase in cash	3,455,007	4,886,923
Cash:

Beginning of year	15,069,106	10,182,183

End of year	$18,524,113	$15,069,106

Supplemental disclosure of cash flow information:
Interest paid, net amount capitalized	$604,728	$406,412

See notes to consolidated financial statements.

Off-Centered Way LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.	Summary of Significant Accounting Policies

Nature of operations: Off-Centered Way LLC and its wholly owned subsidiaries (the Company) operate a brewery, two restaurants, a distillery and a boutique inn. The consolidated financial statements include the accounts of Off-Centered Way and its wholly owned subsidiaries. All intercompany balances are eliminated in consolidation.

Use of estimates: The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Significant estimates include the incurred but not yet reported medical claims, overhead allocations, amortization and depreciation. Actual results could differ from those estimates.

Cash: The Company maintains its cash accounts in one commercial bank. The amount on deposit at December 31, 2018 exceeded the insurance limits ($250,000) of the Federal Deposit Insurance Corporations by $18,082,385. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Accounts receivable: Accounts receivable are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the results of operations in the year in which those differences are determined. The Company recorded an allowance of $13,442 at December 31, 2018. No allowance was considered necessary at December 31, 2017.

Inventories: Inventories consist of raw materials, work in process and finished goods, which are stated at the lower of cost (first in, first out) or net realizable value. Raw materials principally consist of hops, malt, barley, other brewing ingredients and packaging materials. The cost elements of work in process and finished goods inventory consist of raw materials, direct labor and manufacturing overhead. The provisions for excess or expired inventory are based on management’s estimates of forecasted usage of inventories on hand and under contract. A significant change in the timing or level of demand for certain products as compared to forecasted amounts may result in recording provisions for excess or expired inventory in the future. Provisions for excess and expired inventory are included in cost of sales and totaled approximately $380,000 and $176,000, for the years ended December 31, 2018 and 2017, respectively.

Property, plant and equipment: Property, plant and equipment are carried at cost less accumulated depreciation. Expenditures for new assets and those that substantially increase the useful lives of existing property, plant or equipment are capitalized. Expenditures for maintenance and repairs are charged against operations. Leasehold improvements are amortized over the lesser of the estimated useful lives of the related assets or the lease terms.

The Company computes its depreciation, net of salvage value, as follows:

	Method	Life (Years)
Buildings and improvements	Straight-line	10-40
Brewery, distillery and food preparation equipment	Straight-line	3-30
Office equipment and furniture	Straight-line	3-15
Vehicles	Straight-line	5-10

Off-Centered Way LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.	Summary of Significant Accounting Policies (Continued)

Impairment of long-lived assets: The Company regularly reviews the carrying amount of its long-lived assets, as well as their useful lives, to determine whether indicators of impairment may exist, which warrant adjustments to carrying values or estimated useful lives. The Company has not recognized any impairment losses during 2018 and 2017.

Debt issuance costs: Debt issuance costs are being amortized using the straight-line method, which approximates the effective-interest method over the life of the related debt instruments. The Company presents the debt issuance costs as a reduction to the carrying amount of the related debt. Unamortized debt issuance costs was $14,622 and $17,597 at December 31, 2018 and 2017, respectively.

Revenue recognition: The Company recognizes revenue when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists.

•	Delivery has occurred or services have been rendered.

•	The price to the buyer is fixed or determinable.

•	Collectability is reasonably assured.

Revenue includes product revenue, revenue from the sales of beer, wine, food and merchandise at the Company’s tasting room and revenue from the Brew Pub and the Inn. The majority of the Company’s revenue is recognized on product sales to distributors or through sales to owned and operated outlets at the time the product is shipped. Revenue on rooms at the Inn are recognized when rooms are occupied, and the Company has rendered the services. The remaining revenue is recognized at the point of the sale.

Shipping and handling costs: Shipping and handling billed to customers are in included in sales. Shipping and handling costs incurred by the Company are included in cost of sales.

Advertising and promotion costs: Advertising and promotion costs are expensed as incurred. Advertising and promotion costs for the years ended December 31, 2018 and 2017 totaled $1,202,390 and $839,884, respectively, and are included in selling expenses.

Income taxes: As a limited liability company, the Company has elected partnership status under the Internal Revenue Code for tax purposes and, as such, is not directly subject to federal income taxes and most state income taxes. Instead, the participating members are required to report their respective proportionate shares of taxable income (loss), tax deductions and credits on their respective income tax returns. As a result, no income taxes would be currently due and payable.

The Company has determined that there are no uncertain tax positions to be accounted for in the consolidated financial statements. Any penalties and interest that may be assessed by income tax authorities will be included in operating expenses. The Company is no longer subject to U.S. federal, state and local tax examinations by tax authorities for the years before 2015.

Excise taxes: The Company is responsible for compliance with the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Treasury Department (the TTB) regulations, which includes making timely and accurate excise tax payments. Excise tax expense included in cost of sales was $3,854,487 and $4,526,072 for the years ended December 31, 2018 and 2017, respectively.

Off-Centered Way LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.	Summary of Significant Accounting Policies (Continued)

Fair value measurements: As of December 31, 2018 and 2017, the carrying values reflected in the accompanying consolidated balance sheets for cash, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the relative terms and short-term maturity of these financial instruments. The carrying value of the notes payable approximates fair value since this financial instrument bears interest at a variable rate, which approximates current market rates for bonds with similar maturity and credit quality.

Reclassification: Certain amounts on the consolidated statement of income for the year ended December 31, 2017, have been reclassified, with no effect on net income, to conform to the presentation of the consolidated financial statements for the year ended December 31, 2018.

New accounting pronouncements: In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Updated (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), which results in comprehensive new revenue accounting guidance, requires enhanced disclosures to help users of financial statements better understand the nature, amount, timing and uncertainty of revenue that is recognized, and develops a common revenue standard under U.S. GAAP and International Financial Reporting Standards. Specifically, the core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. With the issuance of ASU 2015-01, which deferred the effective date by one year, this guidance is effective January 1, 2019. Early adoption is permitted, but no earlier than January 1, 2018. The guidance can be applied either retrospectively to each prior reporting period presented, or as a cumulative-effect adjustment as of the date of adoption. The Company has not yet selected a transition method and is currently evaluating the effect that the new standard will have on the combined financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases (Topic 840), and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The standard is effective for annual and interim periods beginning after December 15, 2019, with early adoption permitted upon issuance. The Company is currently evaluating the method of adoption and the impact of adopting ASU 2016-02 on its results of operations, cash flows and financial position.

Off-Centered Way LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.	Inventories

Inventory consisted of the following at December 31:

	2018	2017
Raw materials	$4,708,959	$4,774,539
Work in process	2,637,761	2,203,847
Finished goods and merchandise	2,102,408	3,376,616

	$9,449,128	$10,355,002

Note 3.	Line of Credit

The Brewery maintains a $20,000,000 revolving line of credit, term loan (Note 4), and letters of credit. Substantially all of the Brewery’s assets are pledged as collateral under the terms of the credit agreement. In addition, the credit agreement is guaranteed jointly and severally by the Company. The line of credit bears interest at LIBOR plus an applicable margin (3.00% and 2.18% at December 31, 2018 and 2017, respectively) and matures on March 11, 2019. In addition, the Brewery pays a quarterly unused fee equal to 0.075% of the difference between $20,000,000 and the average outstanding principal balance during each quarter. The quarterly unused fee paid in both 2018 and 2017 was approximately $15,000. At December 31, 2018, the Brewery had $265,000 of outstanding letters of credit with the Bank. The outstanding amount reduces the available amount that can be drawn on the line of credit. There was no outstanding balance on the line of credit at December 31, 2018 and 2017, respectively. As described in Note 12, on February 21, 2019 the Company secured a new line of credit.

Note 4.	Note Payable

Term Loan: The term loan bears interest at LIBOR plus an applicable margin (3.00% and 2.18% at December 31, 2018 and 2017, respectively). Quarterly principal payments in the amount of $1,000,000 plus accrued and unpaid interest was due December 31, 2018. The remaining principal balance of $20,000,000 at December 31, 2018 is due on March 11, 2019. The Brewery is required to meet certain financial covenants. The Brewery was in compliance with these financial covenants at December 31, 2018. As described in Note 12, on February 21, 2019 the term loan was paid in full and the credit agreement with the Bank was amended and restated.

Interest capitalized as part of construction and included in total property and equipment totaled $0 and $105,717 for the years ended December 31, 2018 and 2017, respectively.

Note 5.	Retirement Benefits

The Company provides a voluntary 401(k) employee benefit plan, which covers all eligible employees. The Company makes discretionary matching contributions subject to a maximum level, in accordance with the terms of the plan. The Company charged $714,153 and $545,893 to expense under the provisions of the plan during the years ended December 31, 2018 and 2017, respectively.

Note 6.	Operating Leases

The Company leases land, cold storage space and equipment under operating leases that expire on various dates through 2022. Rental expense under these operating leases was $313,034 and $93,064 for the years ended December 31, 2018 and 2017, respectively.

Off-Centered Way LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 6.	Operating Leases (Continued)

The minimum annual rental commitments under non-cancelable operating leases, as of December 31, 2018 are due as follows:

Years ending December 31:
2019	$325,807
2020	38,007
2021	38,007
2022	31,673
2023	—
Thereafter	—

$433,494

Note 7.	Member Interests

The Company had 1,000,000 shares of Series A Preferred Units (Preferred Units) and 5,514,282 shares of Common Units authorized, issued and outstanding at December 31, 2018 and 2017.

The Preferred Units and the Common Units both are treated as one class of equity for voting purposes as each share receives one vote. Preferred Units are convertible into Common Units. The Preferred Units accrued a 17% preferred return through December 31, 2017 and effective January 1, 2018 accrue a 15.25% return.

The Preferred Units are not mandatorily redeemable by the holders at December 31, 2018 and 2017 and the preferred return is only payable upon the occurrence of a Dissolution Event; accordingly, the preferred return was not recorded as a liability at December 31, 2018 or 2017. The liquidation value was $148,661,077 at December 31, 2018.

Note 8.	Related Party Transactions

At December 31, 2018, approximately $4,145 was due from Members of the Company. This amount is included in the accounts receivable line item on the consolidated balance sheets.

Rent expense for the restaurant buildings for 2018 and 2017 included approximately $237,000 and $201,000, respectively, paid to an unconsolidated related entity under common ownership with certain Members of the Company. The Company previously adopted ASU 2014 07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements. Under the accounting guidance, the Company did not consolidate the effects of the common ownership of the related party lease arrangement as a part of the consolidated financial statements. The rent expense of the lease was recorded in the consolidated statements of income. The Company is not exposed to any liabilities held by the related party related to the leased space.

Off-Centered Way LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 9.	Commitment and Contingencies

The Company has committed to the purchase of additional equipment and improvements totaling approximately $2,400,000 which will be acquired in 2019.

The Company had outstanding total non-cancelable purchase commitments for certain raw materials and packaging from various suppliers totaling approximately $24,525,000 at December 31, 2018. Raw materials’ contracts extend through 2021 and specify both the quantities and prices to which the Company is committed. Packaging agreements only extend through 2019 and is based on forecasted use. The projected cash outflows under these purchase commitments for the remaining years under the contracts are approximately $12,825,000, $9,200,000, and $2,500,000 for 2019, 2020 and 2021, respectively.

In the normal course of business, the Company is involved in various legal matters. It is the opinion of management that these matters do not have a material adverse effect on the Company’s consolidated financial statements.

Note 10.	Loyalty Program

The Company launched the Off Centered Society (Society) in September 2018. The Society allows members to earn points for each purchase completed at the Brewery, Inn, or Brewpub. The value of the points earned by the Society members is recognized as deferred revenue, which is included in accrued expenses on the consolidated balance sheets, and a reduction in revenue at the time the points are earned, based on the value of points that are projected to be redeemed. The estimate of amount and timing of redemptions is based on industry data. For the period ended December 31, 2018 total deferred revenue totaled approximately $17,500. The Company does not believe there will be a material change in the future estimates or assumptions of the revenue recognition, which would materially impact the consolidated financial statements.

Note 11.	Health Insurance

The Company has a self-insurance program for its employees’ health care costs. The Company is liable for claims up to $75,000 per covered individual per year. Self-insurance costs are accrued based on claims reported as of the consolidated balance sheet date as well as an estimated liability for claims incurred but not reported. The total accrued liability for self-insurance costs was $111,178 and $105,776 as of December 31, 2018 and 2017, respectively, and is included in accrued expenses on the consolidated balance sheets. Costs resulting from noninsured losses are charged to operating expenses when incurred.

Note 12.	Subsequent Events

The Company evaluated its December 31, 2018, consolidated financial statements for subsequent events through April 4, 2019, the date the consolidated financial statements were available to be issued.

On February 21, 2019, the Company paid off the term loan. Simultaneously with this pay off, the Company entered into an Amended and Restated Credit and Security Agreement with the Bank to extend the maturity date of the line of credit to February 21, 2024. In addition, the amendment allows the Brewery to request, subject to approval of the Bank, incremental increases of $5,000,000 to the existing availability of $20,000,000 up to a maximum availability of $35,000,000.

The Company is not aware of any other subsequent events which would require recognition or disclosure in the consolidated financial statements.